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[LOGO] The AIG Life Companies (U.S.)                             EXHIBIT (e)(4)

                            EXECUTIVE ADVANTAGE/SM/

                              PREMIUM ALLOCATION

Policy Number: ____________ Policyholder: _____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: ____________________________________ Social Security No.: ____-___-___
         (Last Name, First Name, Middle Name)

[_] I revoke my current Premium Allocation and direct that all future premiums be invested as described below.

Allocation of Premium

Guaranteed Account...................................................... $_____
AllianceBernstein Variable Product Series Fund, Inc.
   Americas Government Income........................................... $_____
   Growth Portfolio..................................................... $_____
   Growth and Income Portfolio.......................................... $_____
   Large Cap Growth Portfolio........................................... $_____
   Small Cap Growth Portfolio........................................... $_____
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund.............................................. $_____
   VP International Fund................................................ $_____
Credit Suisse Trust
   Emerging Markets Portfolio........................................... $_____
   Global Small Cap Portfolio........................................... $_____
   International Focus Portfolio........................................ $_____
   Large Cap Value Portfolio............................................ $_____
   Mid-Cap Growth Portfolio............................................. $_____
   Small Cap Growth Portfolio........................................... $_____
Fidelity Variable Insurance Products
   VIP Balanced Portfolio............................................... $_____
   VIP Contrafund Portfolio............................................. $_____
   VIP Index 500 Portfolio.............................................. $_____
Franklin Templeton Variable Insurance Products Trust
   Money Market - Class 1............................................... $_____
   Developing Markets Securities - Class 2.............................. $_____
   Growth Securities - Class 2.......................................... $_____
   Foreign Securities - Class 2......................................... $_____
Goldman Sachs Variable Insurance Trust
   Structured U.S. Equity Fund.......................................... $_____
   International Equity Fund............................................ $_____
FAM Variable Funds
   Mercury Basic Value V.I. Fund........................................ $_____
   Mercury Fundamental Growth V.I. Fund................................. $_____
   Mercury Government Bond V.I. Fund.................................... $_____
   Mercury Value Opportunities V.I. Fund................................ $_____
J.P. Morgan Series Trust II
   Small Company Portfolio.............................................. $_____
Morgan Stanley Universal Institutional Funds
   Core Plus Fixed Income Portfolio..................................... $_____
   Emerging Markets Equity Portfolio.................................... $_____
   High Yield Portfolio................................................. $_____
   Mid Cap Growth Portfolio............................................. $_____
   U.S. Mid Cap Value Portfolio......................................... $_____
Neuberger Berman Advisers Management Trust
   AMT Partners Portfolio............................................... $_____
PIMCO Variable Insurance Trust
   High Yield Portfolio................................................. $_____
   Long Term U.S. Government Portfolio.................................. $_____
   Real Return Portfolio................................................ $_____
   Short-Term Portfolio................................................. $_____
   Total Return Bond Portfolio.......................................... $_____
Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio.................................... $_____
   Total Stock Market Index Portfolio................................... $_____
VALIC Company I
   International Equities Fund.......................................... $_____
   Mid Cap Index Fund................................................... $_____
   Small Cap Index Fund................................................. $_____

As Policyholder, I represent that:

a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.

b) I have received copies of the current prospectuses.

c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.

d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.

e) I believe that this Policy will meet my insurance needs and financial objectives.


----------------------------------------  -------------------------------------
Signature of Insured                      Signature of Policyholder (if other
                                            than Insured)

____________________________   ______, 2006
Date Signed

Premium Allocation, Executive Advantage/SM/, 04/06